UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, in 2006 we closed a private placement of secured convertible notes and warrants to accredited investors. The notes had an aggregate original principal amount of $8,000,000. The conversion price of the notes is $0.02 per share. The noteholders also received a total of 1,200,000,000 warrants to purchase our common stock at $0.02 per share. The warrants are divided into two 600,000,000 share tranches.

On August 4, 2006 thirteen noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $613,500 for 30,675,000 shares of our common stock.

On August 7, 2006 twenty-seven noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $1,018,038 for 50,901,900 shares of our common stock.

On August 7, 2006, two noteholders converted $250,000 of outstanding principal balance plus accrued interest of $8,500 into 12,925,000 shares of common stock pursuant to the terms of their notes at $0.02 per share.

The 81,576,900 warrant exercise shares and the 12,925,000 note conversion shares were issued to the accredited investor noteholders pursuant to the Securities Act Section 4(2) and Section 3(a)(9) registration exemptions, respectively.

As previously reported, our placement agent in the 2006 Private Placement, Spencer Trask Ventures, Inc. ("STVI") is entitled to receive $0.01 and an additional seven-year placement agent warrant for each five noteholder warrants which are exercised. The exercise price of the additional placement agent warrants will be at $0.02 per share. STVI, which is an affiliate of Kevin Kimberlin, who is a director and major stockholder of us, has allocated a portion of the additional placement agent warrants to various brokers and employees and its parent company. As a result of the exercise of 81,576,900 noteholder warrants as described above, STVI became entitled to $163,153.80 in cash and 16,315,380 additional placement agent warrants. These additional placement agent warrants will be issued to STVI and its assignees pursuant to the Securities Act Section 4(2) registration exemption.

After the August 7, 2006 warrant exercises, the aggregate gross proceeds from the first tranche of warrant exercises is $9,661,042. The remaining 116,947,900 warrants of this first tranche expired on August 7, 2006. The second tranche of warrants will become exercisable on October 16, 2006 and will expire on November 30, 2006 unless they are exercised by that date.

After the August 7, 2006 note conversions, the aggregate outstanding principal balance of the notes is $6,080,000.

Beyond the exercises previously reported for that date, on August 2, 2006, Qubit Holdings, LLC ("Qubit"), which is owned and managed by independent trustees for the children of Kevin Kimberlin, exercised its short-term warrants at $0.02 per share by paying the exercise price of $250,000 for 12,500,000 shares of our common stock. Qubit held another 6,250,000 warrants which expired unexercised on August 7, 2006. As previously reported, the short-term warrants were issued to Qubit on February 9, 2006 when we entered into a Securities Purchase Agreement with Qubit.

As of the close of business on August 9, 2006, we had approximately 845,750,000 shares of common stock outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

August 10, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer and Chief Financial Officer